EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that the attached Schedule 13D/A is being signed on behalf of each of the undersigned.

EXECUTED this 17th day of April, 2006.

FORWARD VENTURES III, L.P.
By: Forward III Associates, LLC

By:	/s/ Ivor Royston
Ivor Royston, Managing Member

FORWARD VENTURES III INSTITUTIONAL PARTNERS, L.P.
By: Forward III Associates, LLC

By:	/s/ Ivor Royston
Ivor Royston, Managing Member

FORWARD III ASSOCIATES, LLC

By:	/s/ Ivor Royston
Ivor Royston, Managing Member

FORWARD VENTURES IV, L.P.
By: Forward IV Associates, LLC

By:	/s/ Ivor Royston
Ivor Royston, Managing Member

FORWARD VENTURES IV B, L.P.
By: Forward IV Associates, LLC

By:	/s/ Ivor Royston
Ivor Royston, Managing Member

FORWARD IV ASSOCIATES, LLC

By:	/s/ Ivor Royston
Ivor Royston, Managing Member

/s/ Standish M. Fleming
STANDISH M. FLEMING

/s/ Ivor Royston
IVOR ROYSTON, M.D.